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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                AmerUs Group Co.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                           Iowa                               42-1458424
----------------------------------------------------    ------------------------
       (State of Incorporation or Organization)             (I.R.S. Employer
                                                           Identification no.)

                   699 Walnut Street
                Des Moines, Iowa 50309                         50309-3948
----------------------------------------------------    ------------------------
         (Address of Principal Executive Offices)              (Zip Code)

If this form relates to the                     If this form relates to the
registration of a class of securities           registration of a class of
pursuant to Section 12(b) of the                securities pursuant to
Exchange Act and is effective upon              Section 12(g) of the Exchange
filing pursuant to General Instruction          Act and is effective upon
A.(c), please check the following box.          filing pursuant to General
[ x ]                                           Instruction A.(d), please
                                                check the following box.  [  ]

Securities Act registration statement file number to which this form relates:
333-126547

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                     Name of Each Exchange on Which
          to be so Registered                     Each Class is to be Registered
          -------------------                     ------------------------------

   Series A Non-Cumulative Perpetual                 New York Stock Exchange
Preferred Stock, no par value per share

Securities to be registered pursuant to Section 12(g) of the Act:

                  None                                        None
          -------------------                     ------------------------------
            (Title of Class)                           (Name of Exchange)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  This registration statement on Form 8-A relates to 6 million shares of Series A Non-Cumulative Perpetual Preferred Stock (the "Series A Preferred Stock") of AmerUs Group Co. (the "Company"). A description of the Series A Preferred Stock, to be registered hereunder, is set forth under the heading "Description of the Shares" in a Prospectus Supplement filed by the Company on September 21, 2005 with the Securities and Exchange Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933. Such Prospectus Supplement shall supplement the Prospectus contained in the Company's Registration Statement on Form S-3 (File No. 333-126547) filed with the Securities and Exchange Commission on July 12, 2005 under the Securities Act of 1933 and declared effective on July 15, 2005 (the "Registration Statement"), which information is hereby incorporated herein by reference. Any form of prospectus or prospectus supplement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2.  EXHIBITS

      3.01 Articles of Amendment to the Amended and Restated Articles of Incorporation of AmerUs Group Co., (incorporated by reference to Exhibit 3.1 to AmerUs Group Co.'s Current Report on Form 8-K, filed on September 27, 2005).

      3.02 Amended and Restated By-laws of AmerUs Group Co., (incorporated by reference to Exhibit 3.2 to AmerUs Group Co.'s Form 10-Q for the quarter ended June 30, 2004).

      4.01 Form of stock certificate for the Series A Non-Cumulative Perpetual Preferred Stock, with no par value per share, of AmerUs Group Co. (incorporated by reference to Exhibit 4.1 to AmerUs Group Co.'s Current Report on Form 8-K, filed on September 27, 2005).


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: September 27, 2005

                                       AmerUs Group Co.



                                       By:       /s/ Melinda S. Urion
                                           ----------------------------------
                                            Name:  Melinda S. Urion
                                            Title: Executive Vice President,
                                                   Chief Financial Officer and
                                                   Treasurer


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                                  Exhibit Index

      3.01 Articles of Amendment to the Amended and Restated Articles of Incorporation of AmerUs Group Co., (incorporated by reference to Exhibit 3.1 to AmerUs Group Co.'s Current Report on Form 8-K, filed on September 27, 2005).

      3.02 Amended and Restated By-laws of AmerUs Group Co., (incorporated by reference to Exhibit 3.2 to AmerUs Group Co.'s Form 10-Q for the quarter ended June 30, 2004).

      4.01 Form of stock certificate for the Series A Non-Cumulative Perpetual Preferred Stock, with no par value per share, of AmerUs Group Co. (incorporated by reference to Exhibit 4.1 to AmerUs Group Co.'s Current Report on Form 8-K, filed on September 27, 2005).





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